UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 11, 2017 (December 8, 2017)

LIBERTY TAX, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(Address of Principal Executive Offices) (Zip Code)

(757) 493-8855
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 4.01. Changes in Registrants Certifying Accountant.

On December 8, 2017, KPMG LLP ("KPMG") resigned as the independent registered public accounting firm of Liberty Tax, Inc. (the "Company"), effective immediately, and KPMG's resignation was accepted and approved by the Audit Committee of the Board of Directors of the Company (the "Board").  The Company is currently in the process of finding a successor independent registered public accounting firm in the hope that the Company's financial statements for the second quarter ended October 31, 2017 can be completed with as little delay as possible.

KPMG's reports on the Company's financial statements for the fiscal years ended April 30, 2017 and April 30, 2016 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  In addition, there were no disagreements between the Company and KPMG on accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the disagreement in their reports for such periods, or any subsequent interim period preceding KPMG's resignation. The Company will authorize KPMG to respond fully to the inquiries of the successor independent registered public accounting firm, which has yet to be selected.

KPMG expressed to the Audit Committee and Company management its concern that the actions of former Chief Executive Officer John T. Hewitt, who remains the Chairman of the Board and controlling stockholder as the sole holder of the Company's outstanding Class B common stock, have created an inappropriate tone at the top which leads to ineffective entity level controls over the organization. Prior to the termination of Mr. Hewitt’s employment as Chief Executive Officer of the Company on September 5, 2017, the Audit Committee oversaw an investigation of allegations of misconduct by Mr. Hewitt. In particular, KPMG noted that Mr. Hewitt took actions to replace two independent members of the Board around the time information relating to this investigation appeared in media reports. KPMG also noted that following the replacement by Mr. Hewitt of two Class B directors, the chair of the Audit Committee retired from the Board, the Company's Chief Financial Officer announced her intention to resign from the Company, and another independent member of the Board announced that he would not stand for reelection at the Company's next annual meeting.  Further, KPMG was made aware that following his termination as Chief Executive Officer, Mr. Hewitt may have continued to interact with franchisees and area developers of the Company.  Although Mr. Hewitt stated to KPMG during a meeting on November 9, 2017 that he would not reinsert himself into the management of the Company, in light of Mr. Hewitt's actions and his ability to control the Board as the sole holder of the Class B common stock, KPMG informed the Audit Committee and management that it has concerns regarding the Company's internal control over financial reporting as related to integrity and tone at the top and such matters should be evaluated as potential material weaknesses.

Specifically, KPMG informed the Audit Committee and management that Mr. Hewitt's past and continued involvement in the Company's business and operations, including his continued interactions with franchisees and area developers of the Company, has led it to no longer be able to rely on management's representations, and therefore has caused KPMG to be unwilling to be associated with the Company's consolidated financial statements.  In notifying the Company of its resignation, KPMG advised the Audit Committee and management that it is not aware of any information that cause it to question the integrity of current management, but rather that the structural arrangement by which Mr. Hewitt controls the Company is the cause of KPMG's concerns.  KPMG also noted that because certain information known to the Board regarding the reasons that the Board terminated Mr. Hewitt as Chief Executive Officer had not been disclosed to the current Chief Executive Officer and Chief Financial Officer, KPMG was uncertain as to whether it could continue to rely on management's representations.

The Company has provided KPMG with a copy of the disclosures required by Item 304(a) of Regulation S-K contained in this Current Report on Form 8-K, and has requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether it agrees with the statements made by the Company in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree. A copy of KPMG's letter, dated December 11, 2017, confirming KPMG's agreement with these statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On December 11, 2017, the Company issued a press release announcing the resignation of KPMG as the Company's independent registered public accounting firm and that the Company will delay the filing of its Quarterly Report on Form 10-Q for the quarter ended October 31, 2017.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding potential impacts of KPMG's resignation, ability and timing to complete the accounting review and audits, comprehensiveness of the Company's accounting review and ability to engage an independent accounting firm and related matters.  These statements are based upon current expectations, estimates, projections, beliefs and assumptions of Company management, and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to loss of key personnel or inability to engage accounting personnel as needed; inability to address the previously disclosed accounting matters; identification of additional material weaknesses or significant deficiencies; disagreements or additional reportable events that KPMG may identify in a letter addressed to the SEC pursuant to Item 304 of Regulation S-K; failure to engage an independent accounting firm, complete the audits and re-audits and file any required restatements and periodic reports; adverse effects resulting from the Company's common stock being delisted from the Nasdaq Stock Market LLC; risks relating to the substantial costs and diversion of personnel's attention and resources due to these matters and related litigation and other factors discussed in greater detail in the Company's filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult the Company's most recent Annual Report on Form 10-K and other SEC filings for additional risks and uncertainties that may apply to the Company's business and the ownership of the Company's securities. The Company's forward-looking statements are presented as of the date made, and the Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

16.1	Letter from KPMG LLP dated December 11, 2017.
99.1	Press Release dated December 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: December 11, 2017	By:	/s/ Vanessa Szajnoga
Vanessa Szajnoga
Vice President and General Counsel